                             ALLIANCE IMAGING, INC.,
                                   as Issuer,

                          The GUARANTORS Named Herein,
                                 as Guarantors,

                             MTI ACQUISITION CORP.,
                                  as Guarantor,

                                       and

                        IBJ SCHRODER BANK & TRUST COMPANY

                         -------------------------------



                          First Supplemental Indenture

                          Dated as of January 30, 1998

                                  To Indenture

                            of Alliance Imaging, Inc.

                          Dated as of December 18, 1997

                for 9 5/8% Senior Subordinated Notes due 2005 and

          Floating Interest Rate Subordinated Term Securities due 2005

         THIS FIRST SUPPLEMENTAL INDENTURE, dated as of January 30, 1998, among ALLIANCE IMAGING, INC., a Delaware corporation (the "Company"), each of the Guarantors named herein, as Guarantors, MTI Acquisition Corp. (the "New Guarantor Subsidiary"), a subsidiary of the Company, and IBJ Schroder Bank and Trust Company, a New York banking corporation, as trustee (hereinafter, the "Trustee"), under the Indenture (referred to hereinafter) pursuant to which the Company issued its 9 5/8% Senior Subordinated Notes due 2005 and Floating Interest Rate Subordinated Term Securities due 2005 (collectively, the "Securities").

                                   WITNESSETH:

         WHEREAS, the Company, the Guarantors named therein, and the Trustee executed and delivered a certain Indenture, dated as of December 18, 1997, providing for the issuance of up to an aggregate principal amount of $285,000,000 of the Securities;

         WHEREAS, the Company by appropriate action has determined that it is desirable to amend certain provisions of the Indenture; and

         WHEREAS, Section 4.18 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor Subsidiary shall unconditionally guarantee all of the Company's obligations under the Securities and the Indenture on the terms set forth in the Indenture;

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor Subsidiary, the Company, the Guarantors named herein and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

                                    ARTICLE I

                                    AMENDMENT

         1.1 The New Guarantor Subsidiary hereby, jointly and severally with all other Guarantors, unconditionally and irrevocably guarantees, on a senior subordinated basis, the Company's obligations under the Indenture and the Securities on the terms and subject to the conditions set forth in Article Eleven of the Indenture.

         1.2 Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

         2.1 For all purposes of this First Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, capitalized terms used herein and not defined herein shall have the meaning specified in the Indenture.

         2.2 THIS FIRST SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         2.3 All provisions in this First Supplemental Indenture respecting the Company shall bind or inure to the benefit of (as the case may be) the Company, its successors or assigns.

         2.4 The recitals contained herein shall be taken as the statements of the Company and the Guarantors and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity of this First Supplemental Indenture.

         2.5 This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

                                   ALLIANCE IMAGING, INC.

                                   By:   /s/ TERRENCE M. WHITE
                                      ----------------------------------------
                                        Name:   Terrence M. White
                                        Title:  Senior Vice President


                                   ALLIANCE IMAGING OF OHIO, INC.,
                                     as Guarantor

                                   By:   /s/ TERRENCE M. WHITE
                                      ----------------------------------------
                                        Name:   Terrence M. White
                                        Title:  Senior Vice President


                                   ALLIANCE IMAGING OF MICHIGAN, INC.,
                                     as Guarantor

                                   By:   /s/ TERRENCE M. WHITE
                                      ----------------------------------------
                                        Name:   Terrence M. White
                                        Title:  Senior Vice President


                                   ROYAL MEDICAL HEALTH SERVICES, INC.,
                                     as Guarantor

                                   By:   /s/ TERRENCE M. WHITE
                                      ----------------------------------------
                                        Name:   Terrence M. White
                                        Title:  Senior Vice President

                                   ALLIANCE IMAGING OF CENTRAL GEORGIA, INC., as Guarantor

                                   By:   /s/ TERRENCE M. WHITE
                                      ----------------------------------------
                                        Name:   Terrence M. White
                                        Title:  Senior Vice President


                                   MTI ACQUISITION CORP.

                                   By:   /s/ TERRENCE M. WHITE
                                      ----------------------------------------
                                        Name:   Terrence M. White
                                        Title:  Senior Vice President


                                   IBJ SCHRODER BANK & TRUST COMPANY,
                                   as Trustee

                                   By: /s/ TERENCE RAWLINS
                                      ----------------------------------------
                                        Name:   Terence Rawlins
                                        Title:  Assistant Vice President


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